EXHIBITS TO BE FILED BY EDGAR
                          -----------------------------




Exhibits:



                  F-1(e)   -    Opinion of Thelen Reid & Priest LLP

                  F-2(e)   -    Opinion of Ryan, Russell, Ogden & Seltzer LLP

                  H        -    Capitalization  and  Capitalization  Ratios as
                                at December 31, 2000